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                                                                    EXHIBIT 23.1

The Board of Directors and Stockholders
Spanish Broadcasting System, Inc.

     We consent to the use of our report included herein and to the reference to our firm under the headings "Summary Historical and Pro Forma Consolidated Financial Information", "Selected Historical Consolidated Financial Information" and "Experts" in the prospectus.

                                          /s/ KPMG LLP
                                          --------------------

Miami, Florida

October 28, 1999